Exhibit 10.2
IDERA PHARMACEUTICALS, INC.
STOCK PURCHASE AGREEMENT
December 8, 2006
     This Stock Purchase Agreement (this “Agreement”) is entered into as of the date set forth above by and between Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Merck & Co., Inc., a New Jersey corporation (“Merck”). The parties hereby agree as follows:
ARTICLE 1
AUTHORIZATION AND SALE OF SECURITIES
     1.1 Authorization. In accordance with the Exclusive License and Research Collaboration Agreement dated as of December 8, 2006 (the “Execution Date”) between the parties (the “Collaboration Agreement”), the Company has duly authorized the sale and issuance to Merck pursuant to the terms and conditions hereof of 1,818,182 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
     1.2 Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below) the Company will issue and sell to Merck, and Merck agrees, to purchase from the Company, the Shares, at a purchase price of $5.50 per Share.
ARTICLE 2
CLOSING; DELIVERY
     2.1 Closing. The closing of the purchase by Merck and the sale by the Company of the Shares (the “Closing”) shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on the Execution Date or at such other time and place as the Company and Merck may agree either in writing or orally (the “Closing Date”).
     2.2 Delivery. At the Closing,
          (a) Merck and the Company shall execute and deliver (i) the Registration Rights Agreement attached hereto as Exhibit A (the “Rights Agreement”) and together with this Agreement, the “Transaction Documents”) and (ii) the Collaboration Agreement;
          (b) the Company shall issue and deliver to Merck the following:
               (i) a legal opinion of Company’s counsel dated as of the Closing Date, in form, scope and substance satisfactory to Merck; and;
               (ii) a certificate of the Company executed by its Chief Executive Officer or Chief Financial Officer attaching thereto (i) the Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing; and
               (c) Merck shall deliver the purchase price for the Shares to the Company by wire transfer in same day funds.
               The Company covenants and agrees that it shall issue and deliver to Merck a certificate in Merck’s name representing the Shares against payment of the purchase price therefor within three business days of the Execution Date and that it shall provide a fax copy of such certificate to Merck as soon as practicable following the Execution Date.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Merck that except as set forth in the Exchange Act Reports (as defined in Section 3.11):
     3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties, or results of operations of the Company. The Company does not have any subsidiaries.
     3.2 Authorized Capital Stock. On the date hereof, the Company has (i) authorized 40,000,000 and outstanding 18,200,585 shares of Common Stock and (ii) authorized 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 1,500,000 shares have been designated Series A Convertible Preferred Stock, 655 shares of which are outstanding, and of which 200,000 shares have been designated Series C Junior Participating Preferred Stock, none of which are outstanding; the issued and outstanding shares of the Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in material respects with all federal and state securities laws, were not issued in violation of and are not subject to any preemptive rights or other rights to subscribe for or purchase securities granted by the Company, and conform (except with respect to the number of authorized, issued and outstanding shares) in all material respects to the description thereof contained in the Exchange Act Reports with the Securities and Exchange Commission (the “Commission” or the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in any Registration Statement on Form 8-A filed with the SEC by the Company.
     3.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, and encumbrances imposed by the Company (other than restrictions on transfer under state and/or federal securities laws). No preemptive rights or other rights to subscribe for or purchase from the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. Except as disclosed in the Exchange Act Reports, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to the Rights Agreement (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the “Securities Act”) in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.
     3.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into the Transaction Documents and consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein: (i) will not violate any provision of the certificate of incorporation or bylaws of the Company, (ii) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, lease, franchise, license, permit or other instrument to which the Company is a party or by which the Company or any of its properties are bound, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default which would not reasonably be expected to have a Material Adverse Effect, or (iii) conflict with or result in the violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties except for any such conflict or violation which would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by the Company of the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents, except for compliance with the blue sky laws and federal securities laws, the listing of the Shares on the American Stock Exchange and the filing of the Registration Statement. Upon the execution and delivery of the Transaction Documents, and assuming the valid execution thereof by Merck, each Transaction Document will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification obligations of the Company set forth in the Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

     3.5 Contracts. There is no material contract or agreement required by the Exchange Act and the rules and regulations promulgated thereunder to be described in or filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, or any other document that the Company was required to file with the Commission since December 31, 2005 which is not described or filed therein as required. Any contracts filed as exhibits to the Exchange Act Reports that are material to the Company are in full force and effect on the date hereof.
     3.6 No Actions. Except as disclosed in the Exchange Act Reports, (1) there are no legal or governmental actions, suits or proceedings pending and (2) to the Company’s knowledge, there are no inquiries or investigations pending, or any legal or governmental actions, suits, or proceedings threatened, against the Company (it being understood that the interaction between the Company and the United States Food and Drug Administration and such other comparable governmental bodies relating solely to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. The Company is not party to or subject to the provisions of any outstanding injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body specifically naming the Company that would reasonably be expected to have a Material Adverse Effect.
     3.7 Financial Statements. The consolidated financial statements of the Company and the related notes contained in the Exchange Act Reports (collectively, the “Financial Statements”) present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), the consolidated financial position of the Company as of the dates indicated, and the results of operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. The Financial Statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements are subject to normal year-end audit adjustments and may not contain all footnotes required by GAAP.
     3.8 No Material Change. Since September 30, 2006, and except as described in the Exchange Act Reports:
          (a) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction, which was not incurred or entered into in the ordinary course of business other than the Collaboration Agreement and draw downs under the Common Stock Purchase Agreement dated March 24, 2006 between the Company and Biotech Shares Ltd.;
          (b) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity not covered by insurance;

          (c) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company has not defaulted in the payment of principal or interest on any outstanding debt obligations;
          (d) there has not been any material change or amendment to a contract filed as an exhibit to an Exchange Act Report that is material to the Company;
          (e) there has not been any sale, assignment or transfer of all or substantially all of the Company’s rights in any patents, trademarks, copyrights, trade secrets or other intangible assets or other material assets, except a sale, assignment or transfer made in the ordinary course of business;
          (f) there has not been any waiver by the Company of a material debt owed to it;
          (g) there has not been any agreement or commitment by the Company to do any of the acts described in subsections (a) through (f) above; and
          (h) there has not been any event which has caused a Material Adverse Effect other than continued incurrence of operating losses incurred in the ordinary course of the Company’s business at a rate consistent with the Company’s rate of operating losses for the quarter ended September 30, 2006 as reflected in the Company’s Financial Statements.
     3.9 Compliance. The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.
     3.10 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance and sale of the Shares to be sold to Merck hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.
     3.11 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
     3.12 Disclosure. The information contained in the following documents, as of the date hereof, do not, when read together, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of:
          (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;
          (b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

          (c) all other documents, if any, filed by the Company with the Commission since September 30, 2006 pursuant to the reporting requirements of the Exchange Act (together with paragraphs (a) and (b), the “Exchange Act Reports”).
     3.13 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.
     3.14 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and since December 31, 2005 has timely filed all reports required thereby. As of their respective filing dates, all Exchange Act Reports complied in all material respects with the requirements of the Exchange Act. The Company is eligible to register the Shares for resale by Merck on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Rights Agreement). The Company does not know of any basis to believe that its present independent registered public accountants will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company’s financial statements that will be included in the Registration Statement.
     3.15 Use of Proceeds. The Company intends to use the proceeds from the sale of the Shares for research and clinical development activities, manufacturing and commercialization of its product candidates, working capital and general corporate purposes, including for potential acquisitions of additional technologies and intellectual property rights.
     3.16 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such permit.
     3.17 Listing. The Common Stock is presently listed on the American Stock Exchange. The Company has not, in the two years preceding the date hereof, received any written notice from the American Stock Exchange to the effect that the Company is not in compliance with the maintenance requirements of such exchange. The Company has secured or prior to the issuance of the Shares will secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance). Trading in the Common Stock (or the AMEX generally) has not been suspended by the SEC or the AMEX.
     3.18 Sarbanes-Oxley Act; Accounting Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.19 Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     3.20 Employee Relations. The Company is not a party to any collective bargaining agreement and does not employ any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the Company’s knowledge, no employee, officer or consultant of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Except as set forth in the Exchange Act Reports, no employee of the Company has been granted the right to any severance following termination of employment with the Company in excess of $200,000.
     3.21 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of Merck contained in Section 4 hereof, the offer, sale and issuance of the Shares are exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any person acting on its behalf has taken any action to sell, offer for sale or solicit offers to buy any securities of the Company that would reasonably be expected to subject the offer, issuance or sale of the Shares, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.
     3.22 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Securities to be integrated with any prior or contemporaneous offering of securities of the Company for purposes of the Securities Act or any applicable state securities law or any applicable stockholder approval provisions.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF MERCK
     Merck hereby represents and warrants as follows:
     4.1 This Agreement and the Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Merck and are valid and binding agreements of Merck enforceable against Merck in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of Merck’s indemnification obligations set forth in the Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.
     4.2 Merck represents and warrants to, and covenants with, the Company that: (i) Merck is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares; (ii) Merck is acquiring the Shares set forth in Section 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting Merck’s right to sell pursuant to the Registration Statements or in compliance with the Securities Act and the Rules and Regulations, or Merck’s right to indemnification under the Rights Agreement); (iii) Merck has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (iv) Merck has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Exhibit B, for use in preparation of the Registration Statements, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statements and Merck will notify the Company promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as Merck has sold all of its Shares or until the Company is no longer required to keep the Registration Statements effective; (v) Merck has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vi) Merck is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vii) Merck agrees to notify the Company promptly of any change in any of the foregoing information until such time as Merck has sold all of its Shares or the Company is no longer required to keep the Registration Statement effective; and (viii) Merck will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the

Shares except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.
     4.3 Merck understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and Merck’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Merck set forth herein in order to determine the availability of such exemptions and the eligibility of Merck to acquire the Shares.
     4.4 Merck understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of Merck’s investment, and Merck has full cognizance of and understands all of the risk factors related to Merck’s purchase of the Shares. Merck understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. Merck has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.
     4.5 Merck understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.
     4.6 Except for Section 3.19, nothing in this Section 4 shall lessen or obviate the representations and warranties of the Company set forth in this Agreement.
ARTICLE 5
COVENANTS
     5.1 Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to Merck pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom.
     5.2 Reporting Status. So long as Merck beneficially owns any of the Shares and so long as the Company is subject to the periodic reporting obligations of the Exchange Act, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act.
     5.3 Listing. The Company will use its best efforts to continue the listing and trading of its Common Stock, including the Shares, on the American Stock Exchange (“AMEX”), the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or other equivalent U.S. national exchange or automated trading market (a “Permitted Exchange”) and to comply with the reporting, filing and other obligations under the bylaws or rules thereof.

     5.4 Securities Laws; No Integrated Offerings. The Company shall not make any offers or sales of any security under circumstances that would cause the offer and sale of the Shares hereunder to violate the Securities Act or the Rules or Regulations or cause the offer and sale of the Shares to be subject to any stockholder approval provision applicable to the Company or its securities.
     5.5 Restriction on Sales.
          (a) Merck hereby agrees that (i) during the period commencing on the date hereof and ending on the first anniversary of the Closing Date, Merck will not offer, sell or otherwise dispose of any Shares, and (ii) during the period commencing on the first trading day following the first anniversary of the Closing Date and ending upon the expiration of the Research Program Term (as defined in the Collaboration Agreement), it will not offer, sell or otherwise dispose of in any consecutive three-month period a number of shares that exceeds 1% of the then outstanding Common Stock; provided, however, that if Merck terminates the Research Program pursuant to Section 8.3.1 of the Collaboration Agreement, then the restrictions in this Section 5.5(a) shall no longer be applicable and instead Merck shall be obligated during the one-year period following the effective date of such termination not to offer, sell or otherwise dispose of in any consecutive three-month period a number of Shares that exceeds 1% of the then outstanding Common Stock.
          (b) Notwithstanding paragraph (a), the restrictions on sale provided in paragraph (a) shall not be applicable to (i) an offer, sale or other disposition pursuant to Section 2(c) of the Rights Agreement and (ii) an offer, sale or other disposition in connection with and as part of a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction will hold less than fifty and one-tenth percent (50.1%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof or other Change of Control as defined in the Collaboration Agreement.
ARTICLE 6
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES
     6.1 Restrictions on Transferability. The Shares shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Shares, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) the Company receives an opinion of counsel for the holder of the Shares reasonably satisfactory to the Company stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 6.
     6.2 Restrictive Legends. Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this

Section 6), shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SHARES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”
     6.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 6.2 and any stop transfer instructions with respect to such legended Shares shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares, if (i) the resale of such Shares is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available with respect to such Shares and (a) Merck delivers to the Company an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the resale of the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not eliminate the exemption or exemptions from registration pursuant to which the Company issued the Shares, or (b) in connection with a proposed transfer of the Shares, Merck delivers to the Company a certificate executed by an officer of, or other person duly authorized by Merck, in the form attached hereto as Exhibit C, (ii) if such holder sells the Shares in accordance with the requirements of Rule 144 under the Securities Act, or (iii) the Security is eligible to be sold pursuant to Rule 144(k) under the Securities Act. If the Company is required to issue unlegended certificates pursuant to this Section 6.3 following the sale of some or all of the Shares evidenced by such certificates, the Company shall use its best efforts to deliver or cause to be delivered to Merck such unlegended certificates within four (4) business days of submission by that Purchaser of legended certificate(s) to the Company’s transfer agent, together with any other documents required by the transfer agent to consummate such transaction.
ARTICLE 7
MISCELLANEOUS
     7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Merck herein shall survive the execution of this Agreement, the delivery to Merck of the Shares being purchased and the payment therefor; provided, however, that the representations and warranties made by the Company and Merck herein shall expire upon the second anniversary of the Closing Date.
     7.2 Broker’s Fee. The Company represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless Merck from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     7.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified, (ii) when received by confirmed facsimile, or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and Merck as follows or at such other addresses as the Company or Merck may designate upon ten (10) days’ advance written notice to the other party:
          (a)   if to the Company, to:
Idera Pharmaceuticals, Inc.
345 Vassar Street
Cambridge, MA 02139
Attention: Chief Executive Officer
Facsimile: (617) 679-5542
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Stuart Falber, Esq.
Facsimile: (617) 526-500
          (b)   if to Merck:
Merck & Co., Inc.
One Merck Drive (WS 3A-65)
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn.: Office of Secretary
Fax: (908) 735-1246
and
Merck & Co., Inc.
One Merck Drive (WS 3A-65)
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn: Vice President, Business Development and Corporate Licensing
Fax: (908) 735-1214

     7.4 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Merck. No provision hereunder may be waived other than in a written instrument executed by the waiving party.
     7.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     7.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws.
     7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.
     7.9 Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Merck make any representation, warranty, covenant or undertaking with respect to such matters.
     7.10 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators.
     7.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

IDERA PHARMACEUTICALS, INC.
By:	/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer

MERCK & CO., INC.
By:	/s/ Peter S. Kim
Peter S. Kim
President, Merck Research Laboratories